Exhibit 99.1

WM Technology, Inc. Reports Third Quarter Results and Leadership Transition

Announces Third Quarter 2022 Financial Results with Revenue of $50.5 million

Chris Beals steps down; Doug Francis, co-founder, Executive Chair, and former CEO to lead in the interim

Irvine, Calif. -- November 7, 2022 -- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading technology and software infrastructure provider to the cannabis industry, today announced its financial results for the third quarter ended September 30, 2022 and a leadership transition to position the Company for its next phase of growth.

Third Quarter 2022 Financial Highlights

•Revenue was $50.5 million as compared to $50.9 million in the third quarter of 2021.
◦Average monthly paying clients(1) was 5,576, as compared to 4,444 from the prior year period.
◦Average monthly revenue per paying client(2) was $3,019, as compared to $3,817 from the prior year period.
•Net loss was $10.5 million as compared to net income of $49.2 million from the prior year period.
•Adjusted EBITDA(3) was $(9.6) million as compared to $10.4 million from the prior year period. Prior to provision for doubtful accounts (non-cash), Adjusted EBITDA(3) was $0.5 million
•Basic and diluted net loss per share was $0.06 based on 89.6 million of Class A Common Stock weighted average shares outstanding.
•Total shares outstanding across Class A and Class V Common Stock were 146.4 million as of September 30, 2022.
•Cash totaled $34.2 million as of September 30, 2022, with no long-term debt.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.
______________________________

(1)Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided).
(2)Average monthly revenue per paying client is defined as the average monthly revenue for any particular period divided by the average monthly paying clients in the same respective period.
(3)For further information about how we calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA before Provision for Doubtful Accounts as well as limitations of their use and a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts to net (loss) income, see “Reconciliation of Net (Loss) Income to EBITDA, Adjusted EBITDA, and Adjusted EBITDA before Provision for Doubtful Accounts” below.

Leadership Transition

The Company announced that Doug Francis, co-founder and Executive Chair, will be taking a more active role in leading the Company. Mr. Francis succeeds Chris Beals, who has decided to step down from his role as Chief Executive Officer and from the Board of Directors. Mr. Francis is the co-founder of WM Technology and the Executive Chair of the Board of Directors. He was previously CEO of the Company prior to Mr. Beals and has worked closely with the Company’s management team over the last quarter since being appointed as Executive Chair.

“WM Technology has evolved significantly since Justin and I co-founded the Company 14 years ago as a marketplace connecting Cannabis consumers and businesses. Today, we have one of the most comprehensive technology platform powering the industry with a data advantage that we believe is unparalleled,” said Mr. Francis. “While end-market conditions have been challenging, we can be executing at a higher level by getting more focused and streamlined. We have significant opportunities to expand our moats and build the future rails for the Cannabis industry while working to get back to our operating culture of driving profitable growth and cashflow. I look forward to working closely with our management team.”

“As the Company’s co-founder and former CEO as well as a pioneer in the Cannabis industry, Doug has the expertise and acumen to lead WM Technology as we conduct a search for the Company’s next CEO,” said Brenda Freeman, Lead Independent Director of the Board. “On behalf of the Board, we wanted to thank Chris for his service-to-date. The Board, Doug and WM Technology’s management team are committed to ensuring a successful transition, and we are fortunate to have a leader of Doug’s caliber to help ensure WM Technology continues executing its strategy and creating value for our shareholders.”

Fourth Quarter 2022 Business Outlook
Based on current business trends and conditions, we expect our revenue for the second half will be closer to the wide end of our guidance, which implies a year-over-year decline in the low double digit percentage area for fourth quarter revenue. We expect fourth quarter Adjusted EBITDA will be further impacted by provision for doubtful accounts, which we expect will remain elevated in the fourth quarter based on aging of our receivables though significantly lower than the third quarter.

The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Conference Call Details

The Company will host a conference call and webcast today, Monday, November 7, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Participants may register for the call at https://edge.media-server.com/mmc/p/qp839exf. A live webcast of the call will also be available on the WM Technology investor relations website at ir.weedmaps.com.

Earnings Presentation Details

A presentation with information on our Third Quarter 2022 earnings results can be found at ir.weedmaps.com at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

About WM Technology

Founded in 2008, WM Technology operates a leading online marketplace with a comprehensive set of eCommerce and compliance software solutions sold to retailers and brands in the U.S. state-legal and Canadian cannabis markets. The Company’s mission is to power a transparent and inclusive global cannabis economy. We address the challenges facing both consumers seeking to understand cannabis products and businesses who serve cannabis users in a legally compliant fashion with our Weedmaps marketplace and WM Business software solutions. Over the past 14 years, we have grown the Weedmaps marketplace to become a premier destination for cannabis consumers to discover and browse information regarding cannabis and cannabis products, permitting product discovery and order-ahead for pickup or delivery by participating retailers. WM Business is a set of eCommerce-enablement tools designed to help our retailer and brand clients get the best out of their Weedmaps experience, while creating labor efficiency and managing their compliance needs.

WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide. Since inception, WM Technology has worked tirelessly, not only to become the most comprehensive platform for consumers, but to build the software solutions that power businesses compliantly in the space, to advocate for legalization, social equity, and licensing in many jurisdictions, and to facilitate further learning through partnering with subject matter experts on providing detailed, accurate information about the plant.

Headquartered in Irvine, California, WM Technology supports remote work for all eligible employees. Visit us at www.weedmaps.com.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding our future business expectations which involve risks and uncertainties. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new customers and retain existing customers; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for our future operations; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to the Company; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis industry; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform and the Company’s ability to maintain and grow its two-sided digital network, including its ability to acquire and retain paying customers; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors, including the CEO transition; the possibility that we may be adversely affected by other economic, business or competitive factors; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s 2021 Annual Report on Form 10-K filed with Securities and Exchange Commission (the “SEC”) and subsequent Form 10-Qs or Form 8-Ks filed with the SEC. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Measures

Our financial statements, including net income (loss), are prepared in accordance with principles generally accepted in the United States of America (“GAAP”).
To provide investors with additional information regarding our financial results, we have disclosed EBITDA, Adjusted EBITDA, and Adjusted EBITDA before Provision for Doubtful Accounts, all of which are non-GAAP financial measures that we calculate as net income (loss) before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude stock-based compensation, change in fair value of warrant liability, transaction related bonuses, transaction costs, legal settlements and other non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Adjusted EBITDA is further adjusted to exclude provision for doubtful accounts for the case of Adjusted EBITDA before Provision for Doubtful Accounts. Below we have provided a reconciliation of net (loss) income (the most directly comparable GAAP financial measure) to EBITDA; from EBITDA to Adjusted EBITDA; and from Adjusted EBITDA to Adjusted EBITDA before Provision for Doubtful Accounts
We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA before Provision for Doubtful Accounts because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA, Adjusted EBITDA, and Adjusted EBITDA before Provision for Doubtful Accounts do not reflect tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts alongside other financial performance measures, including net income (loss) and our other GAAP results.

Definition of Key Operating and Financial Metrics

•Average Monthly Revenue Per Paying Client: Average monthly revenue per paying client measures how much clients, for the period of measurement, are willing to pay us for our subscription and additional offerings and the efficiency of the bid-auction process for our featured listings placements. We calculate this metric by dividing the average monthly revenue for any particular period by the average monthly number of paying clients in the same respective period. The calculation of monthly revenue includes revenue from any clients that cease to be paying clients during the applicable month.

•Average Monthly Paying Clients: We define average monthly paying clients as the monthly average of clients billed each month over a particular period (and for which services were provided).

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except for share data)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash	$34,170	$67,777
Accounts receivable, net	16,642	17,550
Prepaid expenses and other current assets	11,201	13,607
Total current assets	62,013	98,934
Property and equipment, net	23,246	13,283
Goodwill	67,156	45,295
Intangible assets, net	10,597	8,299
Right-of-use assets	32,634	36,549
Deferred tax assets	186,287	152,097
Other assets	12,002	10,687
Total assets	$393,935	$365,144
Liabilities and Equity
Current liabilities
Accounts payable and accrued expenses	$24,225	$23,155
Deferred revenue	6,648	8,057
Operating lease liabilities, current	6,105	5,463
Other current liabilities	98	1,125
Total current liabilities	37,076	37,800
Operating lease liabilities, non-current	34,709	39,377
Tax Receivable Agreement liability	142,892	128,567
Warrant liability	6,855	27,460
Other long-term liabilities	3,366	—
Total liabilities	224,898	233,204
Stockholders’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 90,372,205 shares issued and outstanding at September 30, 2022 and 65,677,361 shares issued and outstanding at December 31, 2021	9	7
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 56,066,624 shares issued and outstanding at September 30, 2022 and 65,502,347 shares issued and outstanding at December 31, 2021	5	7
Additional paid-in capital	61,375	2,173
Retained earnings	54,004	61,369
Total WM Technology, Inc. stockholders’ equity	115,393	63,556
Noncontrolling interests	53,644	68,384
Total equity	169,037	131,940
Total liabilities and equity	$393,935	$365,144

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$50,500	$50,884	$166,246	$138,969

Operating expenses
Cost of revenues	4,272	2,035	11,870	5,800
Sales and marketing	17,882	12,806	61,887	37,194
Product development	11,988	7,782	38,341	25,921
General and administrative	33,490	23,220	92,155	70,356
Depreciation and amortization	2,513	980	8,916	2,970
Total operating expenses	70,145	46,823	213,169	142,241
Operating (loss) income	(19,645)	4,061	(46,923)	(3,272)
Other income (expenses)
Change in fair value of warrant liability	6,590	45,837	20,605	83,628
Other expense, net	(50)	(300)	(1,230)	(6,341)
(Loss) income before income taxes	(13,105)	49,598	(27,548)	74,015
(Benefit from) provision for income taxes	(2,641)	393	(5,699)	242
Net (loss) income	(10,464)	49,205	(21,849)	73,773
Net (loss) income attributable to noncontrolling interests	(5,300)	28,370	(14,484)	48,675
Net (loss) income attributable to WM Technology, Inc.	$(5,164)	$20,835	$(7,365)	$25,098

Class A Common Stock:
Basic (loss) income per share	$(0.06)	$0.32	$(0.09)	$0.39
Diluted (loss) income per share	$(0.06)	$0.02	$(0.09)	$(0.15)

Class A Common Stock:
Weighted average basic shares outstanding	89,552,914	64,216,732	82,872,137	64,149,699
Weighted average diluted shares outstanding	89,552,914	68,304,372	82,872,137	69,950,141

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(21,849)	$73,773
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	8,916	2,970
Change in fair value of warrant liability	(20,605)	(83,628)
Impairment loss	1,317	2,372
Stock-based compensation	17,250	23,625
Deferred income taxes	(5,699)	1
Provision for doubtful accounts	14,867	3,015
Changes in operating assets and liabilities:
Accounts receivable	(13,125)	(6,371)
Prepaid expenses and other current assets	5,222	7,228
Other assets	(263)	87
Accounts payable and accrued expenses	5,008	3,313
Deferred revenue	(1,505)	2,495
Net cash (used in) provided by operating activities	(10,466)	28,880

Cash flows from investing activities
Purchases of property and equipment	(13,135)	(4,246)
Cash paid for acquisitions, net of cash acquired	(713)	(16,000)
Cash paid for acquisition holdback release	(1,000)	—
Cash paid for other investments	—	(3,000)
Net cash used in investing activities	(14,848)	(23,246)

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(13)	—
Proceeds from the Business Combination	—	79,969
Repayment of note payable	—	(205)
Distributions	(2,448)	(18,110)
Repurchase of Class B Units	—	(5,565)
Repayments of insurance premium financing	(5,832)	(3,707)
Net cash (used in) provided by financing activities	(8,293)	52,382

Net (decrease) increase in cash	(33,607)	58,016
Cash – beginning of period	67,777	19,919
Cash – end of period	$34,170	$77,935

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, ADJUSTED EBITDA, AND
ADJUSTED EBITDA BEFORE PROVISION FOR DOUBTFUL ACCOUNTS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(10,464)	$49,205	$(21,849)	$73,773
(Benefit from) provision for income taxes	(2,641)	393	(5,699)	242
Depreciation and amortization expenses	2,513	980	8,916	2,970
EBITDA	(10,592)	50,578	(18,632)	76,985
Stock-based compensation (1)	1,639	4,192	17,250	23,625
Change in fair value of warrant liability	(6,590)	(45,837)	(20,605)	(83,628)
Transaction related bonuses	1,039	—	4,069	1,550
Transaction costs	—	1,450	251	1,450
Legal settlements and other legal costs	2,148	—	3,212	—
Reduction in force	1,960	—	1,960	—
Warrant transaction costs	—	41	—	5,547
Impairment loss	766	—	1,317	2,372
Adjusted EBITDA	$(9,630)	$10,424	$(11,178)	$27,901

Provision for doubtful accounts	10,176	2,355	14,867	3,015
Adjusted EBITDA before Provision for Doubtful Accounts	$546	$12,779	$3,689	$30,916
______________________________
(1)    Stock-based compensation expense (credit) is recorded in the following expense categories on the accompanying consolidated statements of operations for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Sales and marketing	$956	$689	$4,839	$4,515
Product development	1,065	1,865	3,993	3,859
General and administrative	(382)	1,638	8,418	15,251
Total stock-based compensation expense	$1,639	$4,192	$17,250	$23,625

WM TECHNOLOGY, INC. AND SUBSIDIARIES
SELECTED OPERATING KEY METRICS
(Unaudited)

Selected Key Operating and Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Average monthly paying clients	5,576	4,444	5,380	4,194
Average monthly revenue per paying client	$3,019	$3,817	$3,433	$3,682

Contacts

Investor Relations:
investors@weedmaps.com

Media Contract:
press@weedmaps.com